UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 23, 2017
(May 23, 2017)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 23, 2017 Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc., filed a revised settlement agreement in its general rate case pending before the New Mexico Public Regulation Commission (the “NMPRC”). PNM believes the revised settlement agreement addresses items identified in the NMPRC Hearing Examiners’ May 12, 2017 order rejecting the previous settlement agreement filed on May 5, 2017. The revised settlement continues to show a revenue increase of $62.3 million, with $32.3 million implemented in 2018 and the remaining $30.0 million implemented in 2019. The return on equity also remains at 9.575%. Many provisions of the previous settlement agreement remain intact and the revised settlement agreement is supported by a broad representation of parties to the rate case. The proposed settlement agreement is subject to review by the Hearing Examiners and approval by the NMPRC.

The revised settlement agreement can be found on PNM Resources, Inc.’s website (http://www.pnmresources.com/investors/rates-and-filings.aspx). Additional information related to the revised settlement agreement has been posted on PNM Resources, Inc.’s website at   (http://www.pnmresources.com/investors/events-and-presentations.aspx). The contents of the website are not otherwise incorporated into this form 8-K.

Item 8.01 Other Events.

The first paragraph of Item 7.01 above is incorporated into this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: May 23, 2017	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Finance and Controller
(Officer duly authorized to sign this report)